UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 26, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 26, 2007, Penn Virginia Corporation (the “Company”) entered into a waiver and amendment (the “Tenth Amendment”) to the Company’s Amended and Restated Credit Agreement dated as of December 4, 2003, as amended, with JP Morgan Chase Bank, N.A., as administrative agent, and other financial institutions party thereto (the “Credit Agreement”).

The Tenth Amendment amended the Credit Agreement to, among other things, (i) permit the Company to issue Unsecured Notes (as defined in the Tenth Amendment) in an aggregate principal amount not to exceed $400,000,000 at any indeterminate point or points in the future and (ii) waive any limitation in the Credit Agreement to allow the Company to enter into a Purchased Call Option and a Warrant (as those terms are defined in the Tenth Amendment) in connection with the issuance of the Unsecured Notes.

A copy of the Tenth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Waiver and Tenth Amendment to Amended and Restated Credit Agreement dated as of November 26, 2007 among Penn Virginia Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2007

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Waiver and Tenth Amendment to Amended and Restated Credit Agreement dated as of November 26, 2007 among Penn Virginia Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.